UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 M Street, NW Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 266-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Advisory Board Company (the “Company”) held its 2014 annual meeting of stockholders on September 4, 2014. At the 2014 annual meeting, the Company’s stockholders voted on three proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A for the 2014 annual meeting filed with the Securities and Exchange Commission on July 28, 2014.

(b) The final voting results with respect to each proposal voted upon at the 2014 annual meeting are set forth below.

Proposal 1

The Company’s stockholders elected, by a plurality of the shares present in person or represented by proxy at the meeting, each of the ten nominees named in the proxy statement to the Board of Directors for a one-year term expiring at the Company’s 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified or until their earlier resignation or removal, as set forth below:

Name of Director Nominee	For	Withheld	Broker Non-Votes
Sanju K. Bansal	34,401,918	44,937	1,162,318
David L. Felsenthal	34,048,947	397,908	1,162,318
Peter J. Grua	33,906,230	540,625	1,162,318
Nancy Killefer	34,219,463	227,392	1,162,318
Kelt Kindick	33,468,465	978,390	1,162,318
Robert W. Musslewhite	33,832,744	614,111	1,162,318
Mark R. Neaman	34,369,343	77,512	1,162,318
Leon D. Shapiro	33,906,230	540,625	1,162,318
Frank J. Williams	30,767,965	3,678,890	1,162,318
LeAnne M. Zumwalt	33,930,563	516,292	1,162,318

There were no abstentions in the election of directors.

Proposal 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2015, as set forth below:

For	Against	Abstentions
34,943,352	622,644	43,177

There were no broker non-votes with respect to this proposal.

Proposal 3

The Company’s stockholders approved, by a non-binding, advisory vote, the Company’s named executive officer compensation as described in the proxy statement for the 2014 annual meeting, as set forth below:

For	Against	Abstentions	Broker Non-Votes
26,491,877	7,025,155	929,823	1,162,318

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

Date: September 5, 2014	/s/ Michael T. Kirshbaum
Michael T. Kirshbaum
Chief Financial Officer
(Duly Authorized Officer)

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